Exhibit 99.1

Hortonworks Reports Second Quarter 2017 Revenue of $61.8 Million,

Up 42 Percent Year Over Year

Support Subscription Revenue Increased 48 Percent Year Over Year to $45.8 Million

SANTA CLARA, Calif.—August 3, 2017—Hortonworks, Inc.® (NASDAQ: HDP), a leading innovator of open and connected data platforms, today announced financial results for the second quarter of 2017.

“The second quarter of 2017 was a significant milestone for Hortonworks, as we set another record revenue target by growing revenue 42 percent year over year,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “The team executed very well and was focused on meeting a set of challenging goals, including significantly expanding our partnership with IBM. We have gained momentum each quarter this year by growing our footprint with existing customers and adding key new enterprise customers. We are on track for our most productive year ever.”

Second Quarter 2017 Financial Highlights

•	Revenue: Total GAAP revenue was $61.8 million for the second quarter of 2017, an increase of 42 percent compared to the second quarter of 2016.

•	Gross Profit: Total GAAP gross profit was $41.4 million for the second quarter of 2017, compared to $25.6 million for the same period last year. Non-GAAP gross profit was $43.4 million for the second quarter of 2017, compared to $27.0 million for the same period last year. GAAP gross margin was 67 percent for the second quarter of 2017, compared to 59 percent for the same period last year. Non-GAAP gross margin was 70 percent for the second quarter of 2017, compared to 62 percent for the same period last year.

•	Operating Loss: GAAP operating loss was $54.5 million for the second quarter of 2017, compared to $64.3 million for the same period last year. Non-GAAP operating loss was $27.0 million for the second quarter of 2017, compared to $41.6 million for the same period last year. GAAP operating margin was negative 88 percent for the second quarter of 2017, compared to negative 147 percent for the same period last year. Non-GAAP operating margin was negative 44 percent for the second quarter of 2017, compared to negative 95 percent for the same period last year.

•	Net Loss: GAAP net loss was $56.1 million for the second quarter of 2017, or $0.87 per basic and diluted share, compared to a GAAP net loss of $64.2 million, or $1.12 per basic and diluted share, in the second quarter of 2016. Non-GAAP net loss was $28.6 million for the second quarter of 2017, or $0.44 per basic and diluted share, compared to a non-GAAP net loss of $41.5 million, or $0.72 per basic and diluted share, for the same period last year.

•	Deferred Revenue: Deferred revenue was $216.2 million as of June 30, 2017, a 17 percent increase over the $185.4 million reported as of December 31, 2016 and a 64 percent increase over the $131.8 million reported as of June 30, 2016.

•	Cash & Investments: Cash and investments totaled $71.8 million as of June 30, 2017, compared to $89.2 million as of December 31, 2016 and $130.1 million as of June 30, 2016.

•	Operating Cash: Operating cash used was $11.7 million for the second quarter of 2017, compared to $14.1 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Hortonworks Named a Leader in Big Data Warehouse Report by Independent Research Firm. In June, we announced that Hortonworks was among the select companies that Forrester Research, Inc. invited to participate in its June 2017 report titled The Forrester Wave™: Big Data Warehouse (BDW), Q2 2017. In this evaluation, Hortonworks was cited as a Leader. The Forrester Report noted, “Hortonworks delivers a viable open source BDW platform. Hortonworks delivers actionable intelligence from all kinds of data-in-motion and data-at-rest. Through its open source strategy, Hortonworks continually evolves its offering by working closely with partners across the Enterprise Data Warehouse ecosystem of tools and vendors. The vendor provides a cost-effective, nimble, and scalable architecture to implement big data warehouses, whether on-premises or in the cloud. All of the technology built into the Hortonworks Data Platform (HDPTM) is an Apache open source project. Enterprises like Hortonworks’ storage and compute processing, broad data ingestion, data governance, and open source support when deploying BDW.”

•	IBM, Hortonworks Expand Partnership to Help Businesses Accelerate Data-Driven Decision Making. In June, we announced an expansion of our relationship with IBM that is focused on extending data science and machine learning to more developers and across the Apache Hadoop ecosystem. The companies are combining HDP with IBM Data Science Experience and IBM Big SQL into new integrated solutions:

•	IBM is adopting HDP for its Hadoop distribution and will integrate it with Data Science Experience and machine learning. As a result, this solution will combine for users the rich data security, governance and operational functionality provided by HDP and the advanced analytics and management of the Data Science Experience. IBM will migrate existing IBM BigInsights users to HDP.

•	Hortonworks will resell the IBM Data Science Experience with HDP and adopt it as its strategic data science platform, giving developers a fast on-ramp to data science capabilities, including machine learning, advanced analytics and statistics. Also, Hortonworks and IBM will create new solution bundles that integrate HDP with IBM Big SQL, IBM’s structured query language engine for Hadoop.

•	Hortonworks Congratulates 2017 Americas Data Heroes Award Winners. In June, we announced the winners of the 2017 Americas Data Heroes Awards. The awards recognized Hortonworks customers who significantly transformed their enterprises by leveraging connected data platforms, highlighting real business value derived from data. The winners were business leaders from TMW Systems, Inc., DHISCO, Inc., Walgreens Boots Alliance, Inc. and Yale New Haven Health System.

•	Hortonworks DataFlow 3.0 Simplifies Development of Streaming Analytics Applications. In June, we announced the general availability of Hortonworks DataFlow (HDFTM) 3.0, the next generation of our open source data-in-motion platform. HDF enables customers to collect, curate, analyze and act on all data in real time, across the data center and cloud. New features include Streaming Analytics Manager for simplifying the process and speeding a streaming application’s time to market, and a new shared repository of schemas which gives customers end-to-end data governance and increased operational efficiency.

•	Hortonworks Introduces First Unified Support Subscription Spanning Cloud and Data Center. In June, we announced Hortonworks Flex Support Subscription, a new software support subscription to provide seamless support that is transferable between cloud and on-premises deployments, allowing for simpler adoption of a connected data architecture.

•	Mitsubishi Fuso Selects Hortonworks To Power Real-Time Analytics. In May, we announced that Mitsubishi Fuso Truck and Bus Corporation has deployed Microsoft Azure HDInsight powered by HDP in the public cloud to power the company’s connected data architecture.

Financial Outlook

As of August 3, 2017, Hortonworks is providing the following financial outlook for its third quarter and full year 2017:

For the third quarter of 2017, we expect:

Total GAAP revenue of $63.0 million.

GAAP operating margin between negative 95 percent and negative 90 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $32.0 million.

Non-GAAP operating margin between negative 43 percent and negative 39 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $32.0 million.

For the full year 2017, we expect:

Total GAAP revenue of $247.0 million.

GAAP operating margin between negative 95 percent and negative 90 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $117.0 million.

Non-GAAP operating margin between negative 47 percent and negative 42 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $117.0 million.

GAAP operating margin outlook includes estimates of stock-based compensation and related expenses and amortization of purchased intangibles in future periods and assumes, among other things, the occurrence of no additional acquisitions, investments or restructuring and no further revisions to stock-based compensation and related expenses.

Second Quarter 2017 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast to discuss the Q2 2017 results, Q3 2017 and FY 2017 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Thursday, August 3, 2017. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share and expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effect of stock-based compensation expense, acquisition-related retention bonus, amortization of intangibles and other nonrecurring items so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investors better understand our performance and return to shareholders.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses or activity in international markets, including the forward-looking statements, in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on May 9, 2017, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is an industry-leading innovator that creates, distributes and supports enterprise-ready open data platforms and modern data applications that deliver actionable intelligence from all data: data-in-motion and data-at-rest. Hortonworks is focused on driving innovation in open source communities such as Apache Hadoop, Apache NiFi and Apache Spark. Along with its 2,100+ partners, Hortonworks provides the expertise, training and services that allow customers to unlock transformational value for their organizations across any line of business.

Hortonworks, HDP and HDF are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Support subscription and professional services revenue:
Support subscription	$45,792	$31,018	$87,890	$58,652
Professional services	16,040	12,619	29,913	26,327

Total support subscription and professional services revenue	61,832	43,637	117,803	84,979
Cost of revenue:
Support subscription	7,227	5,880	13,383	10,781
Professional services	13,240	12,181	24,939	23,636

Total cost of revenue	20,467	18,061	38,322	34,417

Gross profit	41,365	25,576	79,481	50,562
Operating expenses:
Sales and marketing	50,526	46,175	100,745	88,258
Research and development	27,479	25,454	52,985	47,605
General and administrative	17,824	18,240	34,619	44,294

Total operating expenses	95,829	89,869	188,349	180,157

Loss from operations	(54,464)	(64,293)	(108,868)	(129,595)
Other (expense) income, net	(1,149)	392	(1,348)	97

Loss before income tax expense	(55,613)	(63,901)	(110,216)	(129,498)
Income tax expense	463	296	695	451

Net loss	$(56,076)	$(64,197)	$(110,911)	$(129,949)

Net loss per share of common stock, basic and diluted	$(0.87)	$(1.12)	$(1.71)	$(2.37)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	64,356,873	57,314,715	64,834,719	54,716,430

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$55,458	$53,332
Short-term investments	16,371	31,764
Accounts receivable, net	75,641	82,368
Prepaid expenses and other current assets	7,143	4,831

Total current assets	154,613	172,295
Property and equipment, net	18,373	19,381
Long-term investments	—	4,084
Goodwill	34,333	34,333
Intangible assets, net	2,685	3,121
Other assets	2,015	1,306
Restricted cash	1,292	1,316

Total assets	$213,311	$235,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,046	$6,749
Accrued compensation and benefits	18,863	17,978
Accrued expenses and other current liabilities	10,352	11,752
Deferred revenue	151,903	129,840

Total current liabilities	190,164	166,319
Long-term deferred revenue	64,336	55,550
Other long-term liabilities	2,091	2,605

Total liabilities	256,591	224,474

Stockholders' (deficit) equity:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized; 66,144,990 and 61,122,863 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	7	7
Additional paid-in capital	771,386	714,960
Accumulated other comprehensive loss	(569)	(1,063)
Accumulated deficit	(814,104)	(702,542)

Total stockholders' (deficit) equity	(43,280)	11,362

Total liabilities and stockholders' equity	$213,311	$235,836

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,076)	$(64,197)	$(110,911)	$(129,949)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,177	1,810	4,235	3,288
Amortization of premiums from investments	82	234	197	518
Amortization of intangible assets	219	219	436	438
Stock-based compensation expense	27,247	21,898	50,622	51,340
Impairment of promissory note and related interest receivable	—	—	—	717
Loss on early exit of lease	—	—	349	—
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	772	(216)	934	3
Provision for losses on accounts receivable	—	66	—	443
Other	73	(25)	149	(50)
Changes in operating assets and liabilities:
Accounts receivable	(6,522)	3,288	7,957	(7,859)
Prepaid expenses and other current assets	2,446	2,480	(2,366)	(988)
Other assets	352	(107)	(650)	(197)
Accounts payable	1,365	6,680	1,475	6,769
Accrued expenses and other current liabilities	(2,307)	(1,794)	(1,721)	(1,459)
Accrued compensation and benefits	2,826	2,737	660	3,040
Deferred revenue	15,855	13,079	28,368	24,765
Other long-term liabilities	(226)	(240)	(454)	(575)

Net cash used in operating activities	(11,717)	(14,088)	(20,720)	(49,756)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	(6,765)	—	(80,519)
Proceeds from sales of investments	—	5,995	—	7,316
Proceeds from maturities of investments	6,000	18,780	19,300	40,979
Purchases of property and equipment	(985)	(4,916)	(2,203)	(7,275)
Change in restricted cash	26	—	26	—

Net cash provided by (used in) investing activities	5,041	13,094	17,123	(39,499)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,245	1,240	5,588	5,852
Tax withholding shares	(562)	(97)	(562)	(97)
Payment of contingent consideration related to an acquisition	—	—	—	(1,625)
Payments of capital lease liability	(113)	(39)	(203)	(64)
Payment of fees for line of credit	(26)	—	(52)	—
Proceeds from follow-on public offering, net of issuance costs	—	(615)	—	87,233

Net cash provided by financing activities	544	489	4,771	91,299

Effect of exchange rate changes on cash and cash equivalents	657	(190)	952	24
Net increase in cash and cash equivalents	(5,475)	(695)	2,126	2,068
Cash and cash equivalents—Beginning of period	60,933	38,511	53,332	35,748

Cash and cash equivalents—End of period	$55,458	$37,816	$55,458	$37,816

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Non-GAAP Gross Profit and Margin:
Gross profit	$41,365	$25,576	$79,481	$50,562
Stock-based compensation expense	1,989	1,417	3,399	2,775

Non-GAAP gross profit	$43,354	$26,993	$82,880	$53,337

Gross margin percentages:
GAAP	67%	59%	67%	59%
Non-GAAP	70%	62%	70%	63%

Non-GAAP Operating Loss and Margin:
Operating loss	$(54,464)	$(64,293)	$(108,868)	$(129,595)
Stock-based compensation expense	27,247	21,898	50,622	51,340
Impairment of promissory note and related interest receivable	—	—	—	717
Loss on early exit of lease	—	—	349	—
Amortization of intangible	219	219	436	438
Litigation expense	—	600	—	600

Non-GAAP operating loss	$(26,998)	$(41,576)	$(57,461)	$(76,500)

Operating margin percentages:
GAAP	(88)%	(147)%	(92)%	(153)%
Non-GAAP	(44)%	(95)%	(49)%	(90)%

Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(56,076)	$(64,197)	$(110,911)	$(129,949)
Stock-based compensation expense	27,247	21,898	50,622	51,340
Impairment of promissory note and related interest receivable	—	—	—	717
Loss on early exit of lease	—	—	349	—
Amortization of intangible	219	219	436	438
Litigation expense	—	600	—	600

Non-GAAP net loss	$(28,610)	$(41,480)	$(59,504)	$(76,854)

Weighted-average shares	64,356,873	57,314,715	64,834,719	54,716,430
Non-GAAP net loss per share	$(0.44)	$(0.72)	$(0.92)	$(1.40)
Stock-based compensation expense by function:
Cost of revenue	$1,989	$1,417	$3,399	$2,775
Sales and marketing	9,129	6,039	16,595	11,658
Research and development	11,060	8,778	20,938	16,582
General and administrative	5,069	5,664	9,690	20,325

Stock-based compensation expense	$27,247	$21,898	$50,622	$51,340

For Additional Information Contact:

Reuben Gallegos

VP, Investor Relations and Corporate Development

rgallegos@hortonworks.com